UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2022

ATLASSIAN CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37651	88-3940934
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bush Street, Floor 13, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(415) 701-1110

(Registrant’s telephone number, including area code)

Atlassian Corporation Plc

Exchange House, Primrose Street, London EC2A 2EG United Kingdom

c/o Herbert Smith Freehills LLP

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Completion of U.S. Domestication

Atlassian Corporation, a Delaware corporation (“Atlassian U.S.”), has become the ultimate parent company of Atlassian Corporation Plc, a public company limited by shares incorporated under the laws of England and Wales (“Atlassian UK”), and its subsidiaries pursuant to a court-approved scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme”), as part of Atlassian UK’s previously announced intention to change its corporate domicile to the United States (the “U.S. Domestication”). Pursuant to the Scheme, each Class A ordinary share in the capital of Atlassian UK and each Class B ordinary share in the capital of Atlassian UK was cancelled in exchange for one share of Class A common stock, par value $0.00001 per share, of Atlassian U.S. and one share of Class B common stock, par value $0.00001 per share, of Atlassian U.S., respectively. The issuance of shares of common stock of Atlassian U.S. pursuant to the Scheme was exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). After the close of market trading on September 30, 2022, the Scheme became effective and binding on all shareholders of Atlassian UK and Atlassian UK became a wholly-owned subsidiary of Atlassian U.S., thereby completing the U.S. Domestication.

Class A ordinary shares of Atlassian UK were listed on the Nasdaq Global Select Market (“Nasdaq”) and registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the U.S. Domestication. Atlassian U.S. is the successor issuer to Atlassian UK pursuant to Rule 12g-3(a) under the Exchange Act, and Atlassian U.S.’s Class A common stock is therefore deemed to be registered under Section 12(b) of the Exchange Act. Atlassian U.S. hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. As a result of the U.S. Domestication, Atlassian U.S. does not meet the requirements to qualify as a foreign private issuer under the Exchange Act and will begin reporting immediately as a domestic registrant under the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Atlassian UK’s Class A ordinary shares will cease trading prior to the open of trading on October 3, 2022, and Atlassian UK has requested that Nasdaq formally delist the Atlassian UK Class A ordinary shares. Atlassian U.S.’s Class A common stock will begin trading on Nasdaq at the start of trading on October 3, 2022 and will trade under the symbol “TEAM”, which is the same symbol under which Atlassian UK Class A ordinary shares previously traded. The CUSIP number for Atlassian U.S.’s Class A common stock is 049468 101.

Please refer to the notice of court meeting and general meeting and proxy statement of Atlassian UK (the “Proxy Statement”) on Form 6-K furnished by Atlassian UK with the U.S. Securities and Exchange Commission (the “SEC”) on July 11, 2022 for additional information about the U.S. Domestication.

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

Effective upon the consummation of the U.S. Domestication, Atlassian U.S. assumed from Atlassian UK its guaranty and other obligations under (a) the Credit Agreement, dated as of October 28, 2020 (the “Credit Agreement”), by and among Atlassian UK, Atlassian US, Inc., Bank of America, N.A., as Administrative Agent and the lenders from time to time party thereto and (b) all other loan documents entered into in connection with the Credit Agreement, as amended by the First Amendment (as defined below) (the “Assumption”).

On September 30, 2022, prior to the consummation of the U.S. Domestication and the Assumption, Atlassian UK entered into that certain Amendment No. 1 to Credit Agreement (the “First Amendment”) amending the Credit Agreement. The First Amendment sets forth, among other things, the requirements for the assumption of the obligations of Atlassian UK by Atlassian U.S. under the Credit Agreement and provides that following the completion of the U.S. Domestication, the financial statements required to be delivered under the Credit Agreement, as amended, will be prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and financial definitions under the Credit Agreement, as amended, will be interpreted in accordance with U.S. GAAP.

The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is included as Exhibit 10.1, and incorporated herein by reference.

Indemnification Agreements

Effective upon the consummation of the U.S. Domestication, Atlassian U.S. entered into indemnification agreements (the “Indemnification Agreements”) with each of Atlassian U.S.’s directors and executive officers. The Indemnification Agreements provide for indemnification of the directors and executive officers of Atlassian U.S. to the fullest extent permitted under Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or executive officer on behalf of Atlassian U.S. In addition, the Indemnification Agreements provide that, to the extent not prohibited by applicable law, Atlassian U.S. shall pay the expenses, including attorneys’ fees, incurred by a director or executive officer of Atlassian U.S., in defending any action, suit or proceeding in advance of its final disposition and the indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified by Atlassian U.S.

The foregoing description of the Indemnification Agreements is a general description only and is qualified in its entirety by reference to the form of the Indemnification Agreement, which is filed as Exhibit 10.2, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Credit Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

In connection with the completion of the U.S. Domestication, the directors of Atlassian UK immediately prior to the completion of the U.S. Domestication became the directors of Atlassian U.S. In addition, following completion of the U.S. Domestication, Atlassian U.S. replicated the structure of the committees of the board of directors that previously were in place for Atlassian UK. Membership of the Atlassian U.S. board of directors and committees of the Atlassian U.S. board of directors following the completion of the U.S. Domestication is as set forth in the first table below. The executive officers of Atlassian U.S. are set forth in the second table below. Information regarding Atlassian U.S.’s directors, executive officers and committee members is included in the Proxy Statement under the headings “Directors and Officers of New Atlassian” and “Corporate Governance Overview” and Atlassian UK’s Annual Report on Form 20-F for the year ended June 30, 2022 under the heading “Directors and Senior Management” and is incorporated herein by reference.

Director Name	Board	Audit Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee
Shona L. Brown	x*		x
Michael Cannon-Brookes	x
Scott Farquhar	x
Heather M. Fernandez	x	x		x
Sasan Goodarzi	x		x*
Jay Parikh	x		x
Enrique Salem	x	x		x
Steven Sordello	x	x*
Richard P. Wong	x			x*
Michelle Zatlyn		x

*	Chair

Name	Title
Michael Cannon-Brookes	Co-Founder and Co-Chief Executive Officer
Scott Farquhar	Co-Founder and Co-Chief Executive Officer
Joseph Binz	Chief Financial Officer
Anutthara Bharadwaj	Chief Operating Officer
Cameron Deatsch	Chief Revenue Officer
Gene Liu	Corporate Controller and Principal Accounting Officer
Rajeev B. Rajan	Chief Technology Officer

Equity Plans

Upon the completion of the U.S. Domestication, Atlassian U.S. assumed the following equity incentive plans (collectively, the “Equity Incentive Plans”): the Atlassian Corporation Plc 2015 Share Incentive Plan (the “2015 Plan”), the Atlassian Corporation Plc 2013 U.S. Share Option Plan (the “2013 Plan”) and the Atlassian Corporation Plc 2015 Employee Share Purchase Plan (the “ESPP”). In connection with its assumption of the Equity Incentive Plans, Atlassian U.S. amended and restated the 2015 Plan as the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan, the ESPP as the Atlassian Corporation Amended and Restated 2015 Employee Share Purchase Plan and the 2013 Plan as the Atlassian Corporation Amended and Restated 2013 U.S. Share Option Plan to reflect the assumption and changes in applicable law and to provide for the securities to be issuable in connection with equity awards will be shares of Atlassian U.S. Class A common stock instead of Atlassian UK Class A ordinary shares. In addition, Atlassian U.S. assumed each option to purchase Atlassian UK Class A ordinary shares and restricted share unit award covering Atlassian UK Class A ordinary shares that was outstanding under an Equity Incentive Plan and amended the option or restricted share unit award to reflect the assumption and to provide for the securities issuable in connection with the exercise or settlement of the option or award to be Atlassian U.S. Class A common stock. Each offering under the ESPP was continued under the Amended and Restated 2015 Employee Share Purchase Plan, provided that the securities sold in the offering will be Atlassian U.S. Class A common stock instead of Atlassian UK Class A ordinary shares The Equity Incentive Plans, as amended and restated, are filed as Exhibits 10.3 - 10.5 hereto and incorporated herein by reference.

Executive Severance Plan

Upon the completion of the U.S. Domestication, Atlassian U.S. assumed the Atlassian Corporation Plc Amended and Restated Executive Severance Plan and amended and restated the plan as the Atlassian Corporation Amended and Restated Executive Severance Plan (the “Severance Plan”) and amended the participation agreements under the Severance Plan to reflect the assumption. The Severance Plan provides executive officers of Atlassian U.S. and its subsidiaries with severance and change in control benefits consistent with those provided by Atlassian UK prior to the U.S. Domestication, including cash severance and accelerated vesting, upon certain covered terminations as described in the Severance Plan.

The Severance Plan is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Cash Incentive Bonus Plan

Upon the completion of the U.S. Domestication, Atlassian U.S. assumed the Atlassian Corporation Plc Cash Incentive Bonus Plan and amended and restated the plan as the Atlassian Corporation Amended and Restated Cash Incentive Bonus Plan (“Cash Incentive Bonus Plan”) to reflect the assumption. Under the Cash Incentive Bonus Plan, executive officers and other key management employees of the Company and its subsidiaries, as determined by the Atlassian U.S. Compensation and Leadership Development Committee, are eligible to be provided target bonus opportunities under the Cash Incentive Bonus Plan, which are earned based on the achievement of corporate and individual performance goals established by the Compensation and Leadership Development Committee. In connection with the assumption of the Cash Incentive Bonus Plan, Atlassian U.S. continued the target bonus opportunities, performance period and performance goals for 2022 that were established by Atlassian UK prior to the U.S. Domestication.

The Cash Incentive Bonus Plan is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Non-Employee Director Compensation Policy

In connection with the completion of the U.S. Domestication, each non-employee director of Atlassian U.S. will be entitled to compensation under the Atlassian Corporation Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Upon the completion of the U.S. Domestication, Atlassian U.S. assumed the Atlassian Corporation Plc Non-Employee Director Policy, and amended and restated the policy as the Director Compensation Policy to reflect the assumption and to provide for equity compensation in respect of Atlassian U.S. Class A common stock instead of Atlassian UK Class A ordinary shares.

Under the Director Compensation Policy, each non-employee director of Atlassian U.S. is entitled to receive annual retainers based on positions served on the Atlassian U.S. board of directors as follows:

Position	Annual Cash Retainer
Member of the Board of Directors	$55,000
Chair of the Board of Directors	$50,000
Chair of the Audit Committee	$20,000
Chair of the Compensation and Leadership Development Committee	$15,000
Nominating and Corporate Governance Committee	$10,000

Annual retainers are additive and paid to the non-employee directors quarterly in arrears.

The Director Compensation Policy also provides for each non-employee director of Atlassian U.S. who continues to serve as a non-employee director following December 2, 2022 and each annual meeting of stockholders thereafter, to, on December 2, 2022 and each such annual meeting, be granted a number of restricted stock units calculated by dividing $265,000 by the closing trading price of a share of Atlassian U.S. Class A common stock on the date of grant. Any non-employee director who joins the Atlassian U.S. after the U.S. Domestication on a date other than an annual meeting of stockholders will be granted a restricted stock unit award that is pro-rated based on the expected date of the next annual meeting of stockholders. Each restricted stock unit grant vests in full on the earlier of the first anniversary of the date of grant or the next annual meetings of stockholders, subject to continued service as a director through the applicable vesting date unless the policy administrator determines that circumstances warrant continuation of vesting.

The Director Compensation Policy is filed as Exhibit 10.8 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the U.S. Domestication, Atlassian U.S. filed an Amended and Restated Certificate of Incorporation on September 27, 2022, a copy of which is attached hereto as Exhibit 3.1 (the “Certificate”). In addition, Atlassian U.S. adopted Amended and Restated Bylaws effective as of September 30, 2022, a copy of which is attached hereto as Exhibit 3.2 (the “Bylaws”). A summary of the material terms of the Certificate and the Bylaws of Atlassian U.S. is set forth under the heading “Description of Atlassian U.S. Capital Stock” under Item 8.01 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate and the Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 3, 2022, Atlassian U.S. issued a press release announcing the effectiveness of the Scheme and the completion of the U.S. Domestication. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Atlassian U.S. under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 8.01 Other Events.

Description of Atlassian U.S. Capital Stock

Atlassian U.S. has one class of securities registered under Section 12 of the Exchange Act: its Class A common stock. The following description of Atlassian U.S.’s capital stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of the Certificate and Bylaws which are incorporated herein by reference.

General

Atlassian U.S.’s authorized capital stock consists of 750,000,000 shares of Class A common stock, par value $0.00001 per share, 230,000,000 shares of Class B common stock, par value $0.00001 per share and 10,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Atlassian U.S. has two classes of authorized common stock: Class A common stock and Class B common stock. Only Atlassian U.S.’s Class A common stock is registered under Section 12 of the Exchange Act, and trades on the Nasdaq Global Select Market under the ticker symbol “TEAM.”

Voting Rights

Shares of Atlassian U.S. Class A common stock are entitled to one vote per share and shares of Atlassian U.S. Class B common stock are entitled to ten votes per share. The holders of Atlassian U.S. Class A common stock and the holders of Atlassian U.S. Class B common stock will generally vote together as a single class on all matters submitted to a vote of Atlassian U.S. stockholders, unless otherwise required by Delaware law or the Certificate. Delaware law could require either holders of Atlassian U.S. Class A common stock or holders of Atlassian U.S. Class B common stock to vote separately in the following circumstances:

•

If Atlassian U.S. were to seek to amend the Certificate to increase or decrease the par value of a class of its capital stock, then that class would be required to vote separately to approve the proposed amendment;

•	if Atlassian U.S. were to seek to amend the Certificate to increase or decrease the aggregate number of authorized shares of Atlassian U.S. Class B common stock; and

•

if Atlassian U.S. were to seek to amend the Certificate in a manner that alters or changes the powers, preferences, or special rights of a class of its capital stock in a manner that would affect its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Stockholders will not be entitled to cumulative voting for the election of directors. As a result, the holders of a majority of Atlassian U.S.’s voting power will be able to elect all of the directors then standing for election. A holder of shares of Atlassian U.S. Class B common stock (together with its permitted transferees) will not be entitled to exercise voting rights in Atlassian U.S. in excess of 49.9999%, unless the Atlassian U.S. board of directors resolves otherwise.

Conversion Rights

Each outstanding share of Atlassian U.S. Class B common stock will be convertible at any time at the option of the holder into one share of Atlassian U.S. Class A common stock. Each share of Atlassian U.S. Class B common stock will convert automatically into one share of Atlassian U.S. Class A common stock in the following circumstances:

•	upon the written consent of the holders of at least 66.66% of the total number of outstanding shares of Atlassian U.S. Class B common stock;

•

if the aggregate number of shares of Atlassian U.S. Class B common stock then outstanding comprises less than ten percent (10%) of the total number of shares of Atlassian U.S. Class A common stock and Atlassian U.S. Class B common stock then outstanding; and

•	upon any transfer to a person that is not a permitted transferee described in the Certificate.

Once converted into shares of Atlassian U.S. Class A common stock, the Atlassian U.S. Class B common stock may not be reissued.

Dividends

Any dividend or distribution paid or payable to the holders of shares of Atlassian U.S. Class A common stock and Atlassian U.S. Class B common stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Atlassian U.S. Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of Atlassian U.S. Class B common stock, each voting separately as a class.

Liquidation

In the event of Atlassian U.S.’s liquidation, dissolution or winding up, Atlassian U.S.’s remaining assets legally available for distribution to stockholders shall be distributed ratably on a per share basis to the holders of shares of Atlassian Class A common stock and Atlassian U.S. Class B common stock, unless disparate or different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Atlassian U.S. Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of Atlassian U.S. Class B common stock, each voting separately as a class. These provisions will also apply in the event of certain mergers, consolidations, business combination or other similar change in control transactions, unless the Atlassian U.S. board of directors determines otherwise.

Subdivisions and Combinations

If Atlassian U.S. subdivides, combines or reclassifies outstanding shares of Atlassian U.S. Class A common stock or Atlassian U.S. Class B common stock, then the outstanding shares of the other class will be subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the shares of Atlassian U.S. Class A common stock and the Atlassian U.S. Class B common stock, unless different treatment of the shares of each such class is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Atlassian U.S. Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of Atlassian U.S. Class B common stock, each voting separately as a class.

No Pre-Emptive or Similar Rights

Holders of shares of Atlassian U.S. common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to Atlassian U.S. common stock.

Fully Paid and Non-Assessable

All of the outstanding shares of Atlassian U.S. Class A common stock and Atlassian U.S. Class B common stock are fully paid and non-assessable.

Preferred Stock

The Atlassian U.S. Certificate authorizes the board of directors of Atlassian U.S. to issue preferred stock in one or more series from time to time and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Annual Stockholder Meetings

The Atlassian U.S. Certificate and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Atlassian U.S. board of directors. To the extent permitted under applicable law, Atlassian U.S. may but is not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Atlassian U.S. Certificate and Bylaws and Delaware Law

The DGCL and the Atlassian U.S. Certificate and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of Atlassian U.S. Atlassian U.S. expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Atlassian U.S. to first negotiate with Atlassian U.S.’s board of directors, which Atlassian U.S. believes may result in an improvement of the terms of any such acquisition in favor of Atlassian U.S. stockholders. However, they will also give Atlassian U.S.’s board of directors the power to discourage acquisitions that some stockholders may favor.

Delaware Anti-Takeover Statute

Atlassian U.S. is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Atlassian U.S. board of directors, such as discouraging takeover attempts that might result in a premium over the market price of the Atlassian U.S. Class A common stock.

Multi-Class Stock

As described above in the section titled “Common Stock—Voting rights”, Atlassian U.S.’s Certificate provides for a multi-class common stock structure, pursuant to which holders of Atlassian U.S. Class B common stock, including Messrs. Cannon-Brookes and Farquhar, will have the ability to control the outcome of matters requiring stockholder approval, even if such holders will own significantly less than a majority of the outstanding shares of Atlassian U.S. Class A common stock and Atlassian U.S. Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Atlassian U.S. or its assets.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Atlassian U.S. board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Atlassian U.S. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Atlassian U.S.

Stockholder Action Special Stockholder Meetings

Atlassian U.S.’s Certificate provides that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting of its stockholders and may not be effected by any consent in writing by its stockholders. Atlassian U.S.’s Certificate further provides that special meetings of its stockholders may be called only by a majority of Atlassian U.S.’s board of directors, the Chair of the board of directors or one of Atlassian U.S.’s Co-Chief Executive Officers thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of Atlassian U.S. stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Atlassian U.S.’s Bylaws provide advance notice procedures for stockholders seeking to bring business before Atlassian U.S.’s annual meeting of stockholders or to nominate candidates for election as directors at Atlassian U.S.’s annual meeting of stockholders. Atlassian U.S.’s Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude New Atlassian stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. Atlassian U.S. expects that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Atlassian U.S.

Supermajority Requirements for Certain Amendments of Atlassian U.S.’s Certificate and Bylaws

Certain amendments to Atlassian U.S.’s Certificate and Bylaws require the approval of 66 2/3% of the outstanding voting power of New Atlassian’s capital stock.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Atlassian U.S. board of directors fix the number of directors which will constitute the whole board. In any uncontested elections of directors, a director nominee for the Atlassian U.S. board of directors will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s re-election would be expected to tender their resignation to Atlassian U.S. The Nominating and Corporate Governance Committee of the Atlassian U.S. board of directors (or any future committee the equivalent thereof) will make a recommendation to the Atlassian U.S. board of directors on whether to accept or reject the resignation, or whether other action should be taken. The Atlassian U.S. board of directors will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will apply to director elections. The directors of Atlassian U.S. are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

The directors of Atlassian U.S. may be removed only by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding voting stock. Furthermore, any vacancy on the Atlassian U.S. board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director, unless Atlassian U.S.’s board of directors determines that such directorship or vacancy will be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Atlassian U.S., because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The Atlassian U.S. Certificate and Bylaws provide that, except for claims for which the U.S. federal courts have jurisdiction, unless Atlassian U.S. consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action, suit or proceeding brought on Atlassian U.S.’s behalf; any action, suit or proceeding asserting a breach of fiduciary duty; any action, suit or proceeding asserting a claim against Atlassian U.S. arising pursuant to the DGCL, the Atlassian U.S. Certificate or Bylaws; or any action asserting a claim against Atlassian U.S. that is governed by the internal affairs doctrine. Although the Atlassian U.S. governing documents contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Limitations of Liability and Indemnification Matters

The Atlassian U.S. Certificate provides that its directors and officers will not be personally liable to Atlassian U.S. or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation is not permitted under the DGCL, as may be amended. The DGCL provides that the certificate of incorporation may not eliminate or limit the liability of:

•	a director or officer for any breach of the director’s or officer’s duty of loyalty to Atlassian U.S. or its stockholders;

•	a director or officer for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	a director pursuant to Section 174 of the DGCL;

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•	an officer for any action brought by or in the right of the corporation, including derivative claims.

Atlassian U.S.’s Bylaws provide that Atlassian U.S. must indemnify its directors and officers to the fullest extent permitted by law. Atlassian U.S. is also required to advance certain expenses (including attorneys’ fees) to its directors and officers and is expressly authorized to carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. In addition, Atlassian U.S. has entered into separate indemnification agreements with each of its directors and executive officers. Atlassian U.S. believes that these bylaw provisions, insurance and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in Atlassian U.S’s Certificate and Bylaws may discourage stockholders from bringing a lawsuit against Atlassian U.S. directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Atlassian U.S. directors and officers, even though an action, if successful, might benefit Atlassian U.S. and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Atlassian U.S. pays the costs of settlement and damage.

Registration Rights

Certain holders of Atlassian U.S. Class A common stock and Atlassian U.S. Class B common stock have rights, subject to certain conditions, to require Atlassian U.S. to file registration statements covering their shares or to include their shares in registration statements that Atlassian U.S. may file for itself or its stockholders. These registration rights are contained in a Registration Agreement dated July 2, 2010 between Atlassian U.S. and certain of its stockholders. The registration rights set forth in the Registration Agreement will expire with respect to certain stockholders, when such stockholder sells its shares or is able to sell all of its shares pursuant to Rule 144 of the Securities Act or a similar exemption during any 90-day period. Atlassian U.S. will pay the registration expenses (other than underwriting discounts, selling commissions and share transfer taxes) of the holders of the shares registered pursuant to these registration rights. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Stock Exchange Listing

The shares of Atlassian U.S. Class A common stock are listed on the Nasdaq Global Select Market under the symbol “TEAM”, the same symbol under which the Atlassian UK Class A ordinary shares were previously listed.

Transfer Agent and Registrar

The transfer agent and registrar for Atlassian U.S.’s Class A common stock and Class B Common stock is Computershare Trust Company, N.A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of Atlassian Corporation, adopted as of September 27, 2022.

3.2*	Amended and Restated Bylaws of Atlassian Corporation, adopted as of September 30, 2022.

10.1*	Amendment No. 1 to Credit Agreement, dated as of September 30, 2022, by and among Atlassian Corporation, Atlassian US, Inc., Bank of America, N.A., as Administrative Agreement, and the other lenders party thereto.

10.2*	Form of Indemnification Agreement.

10.3*	Atlassian Corporation Amended and Restated 2015 Share Incentive Plan.

10.4*	Atlassian Corporation Amended and Restated 2013 U.S. Share Option Plan.

10.5*	Atlassian Corporation Amended and Restated 2015 Employee Share Purchase Plan.

10.6*	Atlassian Corporation Amended and Restated Executive Severance Plan.

10.7*	Atlassian Corporation Amended and Restated Cash Incentive Bonus Plan.

10.8*	Atlassian Corporation Amended and Restated Non-Employee Director Compensation Policy.

99.1*	Press Release, dated October 3, 2022.

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 3, 2022

Atlassian Corporation

By:	/s/ Stan Shepard
Name:	Stan Shepard
Title:	General Counsel